Exhibit 10.27
FIRST MODIFICATION OF AGREEMENT OF LEASE
      This First Modification of Agreement of Lease (this “Agreement”) made this 26th day of January, 2005, by and between NORTH JERSEY GREEN 501 LLC, a New Jersey limited liability company, having an address c/o North Jersey Development Group, Inc., 101 Roundhill Drive, Rockaway, New Jersey 07866 (the “Landlord”) and PARTY CITY CORPORATION, having an address at 400 Commons Way, Rockaway, New Jersey 07866 (the “Tenant”).
W I T N E S S E T H:
      WHEREAS, by lease dated September 16, 2004 (the “Lease), Landlord leased to Tenant and Tenant hired from Landlord certain premises in and at the building known as 25 Green Pond Road, Rockaway, New Jersey, as more fully described in the Lease; and
      WHEREAS, Landlord and Tenant desire to modify the Lease as hereinafter provided.
      NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Term. Section 3 of the Lease is hereby amended by replacing “January 15, 2005” throughout the first paragraph of Section 3 with “February 28, 2005” and by replacing “January 15th” with “February 28th”.

2. Base Rent. Section 4(c) of the Lease is hereby deleted in its entirety and shall be replaced with the following:

“(c) The Rent Start Date shall be August 1, 2005, provided, however, in the event the vote by the Rockaway Planning Board on the Approvals is delayed to February 28, 2005, then the Rent Start Date will be September 1, 2005.”

3. Improvement Allowance. The 10th sentence of Section 38 of the Lease is hereby deleted in its entirety and shall be replaced with the following:

After Tenant pays the initial $2,000,000 towards the cost of the Tenant’s Work of the Tenant Allowance total of a maximum of $7,000,000, which payment will be verified by delivery to Landlord of satisfactory proof thereof, Landlord shall pay directly to Tenant’s contractors all sums required to be paid for Tenant’s Work up to the remaining $5,000,000 of the Tenant Allowance total of a maximum of $7,000,000, which payments shall be made as Tenant’s Work progresses, but not more than once in any calendar month. Landlord shall pay such requests for payment within thirty (30) days following the date that Tenant delivers to Landlord (i) a statement certified by the chief financial officer of Tenant or Tenant’s Director of Construction showing in reasonable detail the actual amount spent for the performance of the Tenant’s Work that is included in such request for payment and (ii) a description of the work performed. Simultaneously upon payment from Landlord to Tenant’s contractor, Tenant shall coordinate the delivery to Landlord of partial lien waivers for Tenant’s Work covered by such payments from Tenant’s general contractor and all subcontractors for such work performed.

Upon the completion of Tenant’s Work, Landlord shall reimburse Tenant to the extent applicable, for the initial $2,000,000 of the Tenant Allowance total of a maximum of $7,000,000 advanced by Tenant towards the cost of Tenant’s Work. Such payment shall be made by Landlord to Tenant within thirty (30) days following the date that (a) Tenant obtains a certificate of occupancy for all of Tenant’s Work, and (b) Tenant delivers to Landlord (i) a statement certified by the chief financial officer of Tenant showing in reasonable detail the actual amount spent for the performance of Tenant’s Work; (ii) a description of the work performed; and (iii) a lien waiver from tenant’s general contractor and all subcontractors for such work performed (the “Reimbursement Documentation”).

4. Security Deposit. Section 1(g) and Section 35 are hereby amended by deleting all references therein to a “letter of credit” in lieu of a cash security deposit, it being the intent of the parties that Tenant shall deposit with Landlord, upon Tenant’s execution of this Agreement, the sum of $344,500 in cash as the Security Deposit.

5. Rent Rider. Paragraph 2 of the Rent Rider is hereby amended by adding the following at the end thereof:

“In the event Tenant fails to deliver, prior to the Rent Start Date, a notice of the actual amount of the Tenant Allowance to be utilized by Tenant, then any reduction to Base Rent as set forth herein shall commence on the first day of the month following receipt by Landlord of such notice.”

6. Defined Terms. The terms used in this Agreement and not defined herein shall have the respective meanings indicated in the Lease, unless the context requires otherwise.

7. No Other Changes. The intent of this Agreement is only to modify and amend those provisions of the Lease as herein specified. Except as herein specifically modified, changed and amended, all of the terms and conditions of the Lease shall remain in full force and effect.
THE SIGNATURE PAGE IMMEDIATELY FOLLOWS

      IN WITNESS WHEREOF, the parties hereto have duly executed this First Modification of Lease Agreement as of the day and year first above written.

NORTH JERSEY GREEN 501 LLC,
a New Jersey limited liability company

By:	North Jersey Green Associates LLC,

a New Jersey limited liability company, its
Sole Member
WITNESS:
/s/ Jerri Lutkins

By:	North Jersey Green Pond, LLC,
a Delaware limited liability
company, co-managing member

By:	/s/ Daniel Cohen

Daniel Cohen, Member
ATTEST:

By:	/s/ Joseph J. Zepf

Name:        Joseph J. Zepf

Title:	VP General Counsel & Secretary
PARTY CITY CORPORATION

By:	/s/ Richard H. Griner

Name:        Richard H. Griner

Title:	Chief Operating Officer